EXHIBIT 23(i)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use of our report dated March 22, 1999, included in the Annual Report on Form 10-K of Medicore, Inc. for the year ended December 31, 2000, with respect to the consolidated financial statements and schedule of Medicore, Inc. as of and for the year ended December 31, 1998, as amended, included in this Form 10-K/A#2.




                                          /s/ ERNST & YOUNG LLP



May 24, 2001
Miami, Florida